Exhibit 99.1

Media Contact:	Investor Contacts:
Eric Boomhower	Iris Griffin	Byron Hinson
(803) 217-7701	(803) 217-6642	(803) 217-5352
eboomhower@scana.com	igriffin@scana.com	bhinson@scana.com

SCANA Reports Financial Results for First Quarter 2012

Cayce, S.C., May 3, 2012... SCANA Corporation (NYSE: SCG) today announced basic earnings for the first quarter of 2012 of $121 million, or 93 cents per share, compared to $128 million, or $1.00 per share, for the first quarter of 2011.

“The first quarter was historic for SCANA as we received the Combined Construction and Operating Licenses for two new nuclear units,” said Jimmy Addison, Executive Vice President and Chief Financial Officer. “Although we experienced one of the mildest winters in several decades, the impact to earnings was tempered by weather normalization mechanisms in our regulated subsidiaries. The decline in first quarter earnings was primarily driven by an 8 cent swing in weather in our non-regulated natural gas business in Georgia. While the mild weather impacted our results for the quarter, our core fundamentals remain unchanged. We continue to offer a business strategy focused on providing reliable power to our customers and long-term growth for our shareholders.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings in the first quarter of 2012 at South Carolina Electric & Gas Company (SCE&G), SCANA's principal subsidiary, were $72 million, or 55 cents per share compared to $70 million, or 55 cents per share, in 2011. The increase in earnings was due to higher margins from base rate increases under the Base Load Review Act, which were offset by higher operating and maintenance expense, interest expense, depreciation, and share dilution. At March 31, 2012, SCE&G was serving approximately 668,000 electric customers and approximately 319,000 natural gas customers, up 0.7 and 1.3 percent, respectively, over 2011.

PSNC Energy

PSNC Energy, the Company's North Carolina-based retail natural gas distribution subsidiary, reported first quarter 2012 earnings of $31 million, or 24 cents per share, compared to $32 million, or 25 cents per share, in the first quarter of 2011. Increases in margins due to customer growth were more than offset by higher operating and maintenance expense and share dilution. At March 31, 2012, PSNC Energy was serving approximately 489,000 customers, an increase of 1.6 percent over the previous year.

SCANA Energy - Georgia

SCANA Energy, the Company's retail natural gas marketing business in Georgia, reported first quarter 2012 earnings of $11 million, or 9 cents per share, compared to $22 million, or 17 cents per share, in the first quarter of 2011. The decrease is attributable to lower throughput due to significantly milder than normal weather. At March 31, 2012, SCANA Energy was serving approximately 460,000 customers.

Corporate and Other, Net

SCANA's corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported earnings of $7 million, or 5 cents per share, compared to earnings of $5 million, or 3 cents per share in the first quarter of 2011.

EARNINGS OUTLOOK

The Company reaffirmed its guidance for 2012 basic earnings per share to be in the range of $3.05 to $3.25. These estimates assume issuance of the shares pursuant to the 2010 equity forward in late 2012 and exclude any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company's filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. ET on Thursday, May 3, 2012. The call-in numbers for the conference call are 1-800-860-2442 (US), 1-866-605-3852 (Canada) and 1-412-858-4600 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through May 17, 2012. The telephone replay numbers are 1-877-344-7529 (US) and 1-412-317-0088 (Canada/International). The passcode for the telephone replay is 10011880.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the Company's website at www.scana.com. Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call will also be available on the Investor Relations section of the website approximately 2 hours after conclusion of the call through May 17, 2012.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 668,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company's website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) growth opportunities for SCANA's regulated and diversified subsidiaries; (7) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA's or its subsidiaries' accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA's subsidiaries; (10) payment and performance by counterparties and customers as contracted and when due; (11) the results of efforts to license, site, construct and finance facilities for electric generation and transmission; (12) maintaining creditworthy joint owners for SCE&G's new nuclear generation project; (13) the ability of suppliers, both domestic and international, to timely provide the labor, components, parts, tools, equipment and other supplies needed, at agreed upon prices, for our construction program, operations and maintenance; (14) the results of efforts to ensure the physical and cyber security of key assets and processes; (15) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (16) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company's businesses; (17) labor disputes; (18) performance of SCANA's pension plan assets; (19) changes in taxes; (20) inflation or deflation; (21) compliance with regulations; (22) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (23) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)
	Quarter Ended
	March 31,
	2012	2011
Operating Revenues:
Electric	$545	$558
Gas-Regulated	277	362
Gas-Nonregulated	285	361
Total Operating Revenues	1,107	1,281

Operating Expenses:
Fuel Used in Electric Generation	181	211
Purchased Power	6	2
Gas Purchased for Resale	366	512
Other Operation and Maintenance	175	170
Depreciation and Amortization	89	86
Other Taxes	52	52
Total Operating Expenses	869	1,033

Operating Income	238	248

Other Income (Expense)
Other Income	14	13
Other Expense	(10)	(9)
Interest Charges, Net	(72)	(70)
Allowance for Equity Funds Used During Construction	3	3
Total Other Expense	(65)	(63)

Income Before Income Tax Expense	173	185
Income Tax Expense	52	57

Net Income	$121	$128

Basic Earnings Per Share of Common Stock	$0.93	$1.00
Diluted Earnings Per Share of Common Stock(1)	$0.91	$1.00
Weighted Average Shares Outstanding (Millions):
Basic	130.3	127.9
Diluted(1)	132.2	129.0
Dividends Declared Per Share of Common Stock	$0.495	$0.485
Note (1): In May 2010, SCANA entered into an equity forward sales agreement. During periods when the average market price of SCANA's common stock is above the per share adjusted forward sales price, the Company computes diluted earnings per share giving effect to this dilutive potential common stock using the treasury stock method.

Condensed Consolidated Balance Sheets
(Millions) (Unaudited)
	March 31,	December 31,
	2012	2011
ASSETS:
Utility Plant, Net	$10,255	$10,047
Nonutility Property and Investments, Net	485	476
Total Current Assets	1,359	1,491
Total Regulatory Assets and Deferred Debits	1,481	1,520
Total	$13,580	$13,534
CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,977	$3,889
Long-Term Debt, Net	4,862	4,622
Total Capitalization	8,839	8,511
Current Liabilities:
Short-Term Borrowings	585	653
Current Portion of Long-Term Debt	30	31
Other	730	958
Total Current Liabilities	1,345	1,642
Total Regulatory Liabilities and Deferred Credits	3,396	3,381
Total	$13,580	$13,534

Earnings per Share by Company:
(Unaudited)
	Quarter Ended
	March 31,
	2012	2011
SC Electric & Gas	$0.55	$0.55
PSNC Energy	0.24	0.25
SCANA Energy-Georgia	0.09	0.17
Corporate and Other	0.05	0.03
Basic Earnings per Share	$0.93	$1.00
Diluted Earnings per Share(1)	$0.91	$1.00

Variances in Earnings per Share:
(Unaudited)
Quarter Ended
March 31,
2011 Basic Earnings per Share	$1.00

Variances:
Electric Margin	0.07
Natural Gas Margin	(0.07)
Operations & Maintenance Expense	(0.03)
Interest Expense (Net of AFUDC)	(0.01)
Depreciation	(0.02)
Other	0.01
Dilution	(0.02)
Variances in Earnings per Share	(0.07)

2012 Basic Earnings per Share	0.93
Additional dilution re: potential common stock(1)	(0.02)
2012 Diluted Earnings per Share(1)	$0.91

Consolidated Operating Statistics:
	Quarter Ended March 31,
	2012	2011	% Change
Electric Operations:
Sales (GWh):
Residential	1,691	2,058	(17.8)
Commercial	1,644	1,650	(0.4)
Industrial	1,385	1,416	(2.2)
Other	135	127	6.3
Total Retail Sales	4,855	5,251	(7.5)
Wholesale	634	481	31.8
Total Sales	5,489	5,732	(4.2)

Customers (Period-End, Thousands)	668	663	0.7

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	24,918	34,367	(27.5)
Commercial	12,239	14,795	(17.3)
Industrial	46,257	40,800	13.4
Total Retail Sales	83,414	89,962	(7.3)
Sales for Resale	3,024	2,977	1.6
Total Sales	86,438	92,939	(7.0)

Transportation Volumes	41,358	45,206	(8.5)

Customers (Period-End, Thousands)	1,267	1,269	(0.2)

Security Credit Ratings (as of 5/03/12):
	Moody's	Standard & Poor's	Fitch
SCANA Corporation:
Senior Unsecured	Baa3	BBB	BBB+
Junior Subordinated Debt	Ba1	BBB-	BBB-
Commercial Paper	P-3	A-2	F-2
Outlook	Stable	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A	A
Senior Unsecured	Baa2	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2